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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-57785, 333-75633, 333-32580, and 333-105536 and Form S-4 No.
333-107934 and Form S-8 Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723,
33-63817, 333-04059, 333-25201, 333-26255, 333-32557, 333-36131, 333-53961,
333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-105871, 333-106213,
333-125232, and 333-125233) of Apache Corporation and in the related Prospectuses, of our report dated March 10, 2006, with respect to the consolidated financial statements of Apache Corporation, Apache Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Apache Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.





                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP



Houston, Texas
March 10, 2006